Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:
David D. Stovall, President and CEO
Habersham Bancorp
(706) 778-1000 or (800) 822-0316

HABERSHAM BANCORP COMMON STOCK TO BE DELISTED FROM NASDAQ

CORNELIA, GA.—December 17, 2009—Habersham Bancorp (NASDAQ:  HABC) (the “Company”) today announced that on December 15, 2009, the Company received a written notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it has not regained compliance with Listing Rule 5450(b)(1)(C) (the “Rule”), which requires that a company listed on the Nasdaq Global Market maintain a minimum market value of publicly held shares (“MVPHS”) of $5,000,000.  The Company had previously been notified of its failure to meet this condition by written notice from the Staff dated September 15, 2009.  That notice provided 90 calendar days, or until December 14, 2009, to regain compliance with the Rule.

Because the Company did not regain compliance by the December 14, 2009 deadline, the Notice states that the Company’s common stock will be delisted from the Nasdaq Global Market.  The Company has the right to appeal this determination, but has elected not to request a hearing.  As a result, trading of the Company’s common stock on the Nasdaq Global Market will be suspended at the opening of business on December 24, 2009.  Nasdaq will then file a Form 25-NSE with the SEC, which will remove the Company’s common stock from listing on the Nasdaq Stock Market 10 days after filing and from registration under Section 12(b) of the Securities Exchange Act, as amended, 90 days after filing, absent SEC action to the contrary.   The Company will still be required to file annual, quarterly and other reports with the SEC, however, and is working with a market maker to list its common stock on the Over the Counter Bulletin Board or the Pink Sheets following the suspension of trading on the Nasdaq Stock Market.